Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Technoprises Ltd. (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Adi Braunstein, Court Appointed Receiver, certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 16, 2005	By:	/s/ Adi Braunstein

Adi Braunstein
 Court Appointed Receiver Appointed on July 26, 2005
by the District Court, Tel Aviv-Jaffa [Civil Case
001424 / 05] and Acting Principal Executive Officer
(and Principal Financial and Accounting Officer)